FORM OF PROXY CARD

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YOUR PROMPT RESPONSE WILL SAVE
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SMITH BARNEY MUNI FUNDS - OHIO PORTFOLIO
PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of Smith Barney Muni Funds - Ohio Portfolio (the "Ohio Portfolio"), hereby appoints Heath B. McLendon, Lewis E. Daidone, Christina T. Sydor and Marc A. Schuman attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Ohio Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Ohio Portfolio to be held at the offices of the Ohio Portfolio, 388 Greenwich Street, New York, New York on November 21, 1997 at 10:00 a.m. and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated September [ ], 1997 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

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Please indicate your vote by an "X" in the appropriate box below.  This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1.	To approve the Plan of Reorganization dated as of November 12, 1996 and amended as of September 3, 1997 providing for: (i) the acquisition of all or substantially all of the assets of Smith Barney Muni Funds - Ohio Portfolio (the "Ohio Portfolio") by Smith Barney Muni Funds - National Portfolio (the "National Portfolio") in exchange for shares of the National Portfolio and the assumption by the National Portfolio of all stated liabilities of the Ohio Portfolio; (ii) the distribution of such shares of the National Portfolio to shareholders of the Ohio Portfolio in liquidation of the Ohio Portfolio; and (iii) the subsequent termination of the Ohio Portfolio.

	 FOR         AGAINST         ABSTAIN

PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Date:

Signature(s)

(Title(s), if applicable)